Exhibit 16

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

November 24, 2008

Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Fresh Ideas Media, Inc.

On November 24, 2008 my appointment as auditor for Fresh Ideas Media, Inc. ceased. I have read Fresh Ideas Media, Inc.'s statements included under Item 4 of its Form 8-K dated November 24, 2008 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant